**SECURED PROMISSORY NOTE**

$1,000,000 March 31, 2012

**FOR VALUE RECEIVED**, the undersigned, **IRONSTONE GROUP, INC,** a Delaware Corporation (the "**Borrower**"), hereby promise to pay to the order of Shea Ventures, LLC ("**Lender**"), the principal sum of **ONE MILLION DOLLARS** ($1,000,000), together with interest on the unpaid balance of such principal amount from the date hereof at the rate of interest equal to eight percent (8.0%) per annum. The principal balance of this Note, and all accrued and unpaid interest on this Note, shall be payable in full by Borrower to Lender on March 31, 2017. Payments of principal and interest on this Note shall be made in legal tender of the United States of America and shall be made at 655 Brea Canyon Road, Walnut, California 91789, or such other place as Lender shall have designated to Borrower. All accrued and unpaid interest will be due and payable quarterly in arrears on the last day of each calendar quarter (for avoidance of doubt: each June 30th, September 30th, December 31st and March 31st) will be "paid-in-kind" through the issuance by the Borrower to the Lender of a note with the same rate of interest and maturity date as this Note and with a principal amount equal to the total accrued and unpaid interest then due on this Note and notes issued pursuant to this sentence. If the date set for any payment of principal and/or interest on this Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note.

As of the date hereof, Borrower has agreed to grant and has concurrently granted Lender a security interest in all of the Borrower's assets pursuant to that certain Security and Stock Pledge Agreement between Borrower and Lender dated as of the date hereof (the "**Security Agreement**"), subject to a priority lien in favor of First Republic Bank. Payment of this Note shall be secured by the Collateral as provided in such Security Agreement.

The principal balance of, and accrued and unpaid interest, if any, on, this Note may be prepaid at any time, in whole or in part, without premium or penalty. Any such prepayment shall be first applied to the payment of any accrued and unpaid interest and then to the unpaid balance of the principal amount.

In the event Borrower shall (i) fail to make the final payment of principal and interest when due under this Note; or (ii) commit a breach of or default under the Security Agreement, Lender may accelerate this Note and declare the entire unpaid principal amount of this Note and all accrued and unpaid interest hereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such

accrued and unpaid interest shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (all of which are hereby expressly waived by Borrower). The failure of Lender to accelerate this Note shall not constitute a waiver of any of Lender's rights under this Note as long as Borrower's default under this Note or breach of or default under the Security Agreement continues. Following and during the occurrence of an event of default under this Note or under the Security Agreement, interest on this Note shall accrue at the rate of ten percent (10%) per annum.

If any payment under this Note is not paid when due, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower agrees to pay reasonable attorney's fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

All amounts outstanding hereunder shall become immediately due and payable if Borrower shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, trustee or similar officer for it or for any substantial part of its real or personal property or business; or such receiver, trustee or similar officer shall be appointed without its application or consent, and such appointment shall continue undischarged for a period of sixty (60) days; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding seeking protection from any creditor of Borrower under the law of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and shall remain undismissed for a period of ninety (90) days.

Borrower waives demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

Borrower represents and warrants that it and its signatory to this Note, have the authority to bind the Borrower and to execute and deliver this Note and the other documents associated therewith, and that this Note shall be enforceable and binding. The Borrower further represents, warrants and covenants that the proceeds of the loan hereunder will not be used, in whole or in part, for any personal, family or household purpose.

The provisions of this Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law rules thereof. In the event that Lender is required to take any action to collect or otherwise enforce payment of this Note, Borrower agrees to pay such reasonable attorneys' fees, court costs and other expenses as Lender may incur as a result thereof, whether or not suit is commenced. The terms and provisions of this Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender and any assignee or transferee of this Note. In the event of such transfer or assignment, the rights and privileges conferred upon Lender shall automatically extend to and be vested in such assignee or transferee, all subject to the terms and conditions hereof.

**IN WITNESS WHEREOF**, this Note has been duly executed and delivered by Borrower on the date first above written.

**BORROWER**:

IRONSTONE GROUP, INC.

By: ______________________
William Hambrecht, CEO